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                                                                    EXHIBIT 99.2

                               Houston Chronicle          Thursday, July 1, 1999

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                                BUSINESS BRIEFS

LEVIATHAN STAKE RISES IN OFFSHORE PIPELINES

         Leviathan Gas Pipeline Partners said Wednesday it has purchased several companies that hold interests in several offshore pipeline systems for $51 million.

         The systems involved in the deal include the High Island Offshore System, U-T Offshore System, the East Breaks Gathering Co. system and a number of smaller offshore pipeline lateral lines owned by the Natural Gas Pipeline Company of America, a subsidiary of KN Energy.

         As a result of this deal, Leviathan will increase its ownership from 40 percent to 60 percent in both High Island and East Breaks and from 33 percent to 67 percent of U-T.